UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________________

FORM 8-K
_______________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 13, 2005

The Interpublic Group of Companies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-6686	13-1024020

(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

1114 Avenue of the Americas, New York, New York		10036

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 212-704-1200

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

Item 1.01. Entry Into a Material Definitive Agreement.

On July 13, 2005, The Interpublic Group of Companies, Inc. (“Interpublic”) entered into an Employment Agreement (the “Employment Agreement”) and an Executive Severance Agreement (the “Severance Agreement”) with Frank Mergenthaler, who will become Interpublic’s Executive Vice President and Chief Financial Officer, effective as of August 1, 2005. Interpublic also entered into a Participation Agreement with Mr. Mergenthaler substantially in the form attached as Exhibit 10.8 to Interpublic’s Report on Form 8-K filed on October 27, 2004 (file 001-06686) to evidence Mr. Mergenthaler’s participation in Interpublic’s Capital Accumulation Plan (the “CAP”) pursuant to the Employment Agreement.

Employment Agreement

Under the terms of the Employment Agreement, Mr. Mergenthaler will serve as Chief Financial Officer of Interpublic at a salary of $750,000 per year. Mr. Mergenthaler will also be eligible to receive an annual target bonus of 100% of his base salary pursuant to Interpublic’s Annual Management Incentive Plan, although the actual award payable to Mr. Mergenthaler may vary from 0% to 200% of the target award as determined by Interpublic based on company performance, Mr. Mergenthaler’s individual performance and management discretion. Under the Employment Agreement, Mr. Mergenthaler’s minimum bonus for 2005 will be $750,000. The Employment Agreement also provides for Mr. Mergenthaler to begin participating in Interpublic’s long-term incentive programs beginning in 2006 with a total expected annual award value at target of $1,000,000, with the form of any long-term award to be determined by Interpublic’s Compensation Committee.

Pursuant to the Employment Agreement, as soon as administratively feasible after August 1, 2005, Interpublic will grant Mr. Mergenthaler the following “Initial Equity Awards”: (a) restricted shares of Interpublic with an aggregate initial value of $625,000 at grant, which shares will vest in full on the third anniversary of grant and (b) options to purchase shares of Interpublic, with the number of shares subject to the option to be determined by multiplying 2 by the number of shares that have an aggregate market value of $1,250,000 on the date of grant. In addition, Interpublic will grant Mr. Mergenthaler performance-based shares based on Interpublic’s performance from 2005-2007. The target number of performance-based shares will be based on an aggregate expected value of $625,000 on the date of grant with the target number of shares determined using a twenty percent discount to market price of Interpublic’s stock. The Employment Agreement also provides for Interpublic to provide Mr. Mergenthaler with certain other perquisites and benefits commensurate with Mr. Mergenthaler’s position, including Mr. Mergenthaler’s participation in the CAP in accordance with its terms and conditions, with an annual contribution of $100,000.

In the event Interpublic terminates Mr. Mergenthaler’s employment other than for “cause” (as defined in the Employment Agreement) or Mr. Mergenthaler terminates his employment for “good reason” (as defined in the Employment Agreement), Mr. Mergenthaler will be entitled to receive a lump sum payment equal to his annual rate of salary immediately prior to the termination, his target bonus award for the year of termination and a pro rata portion of his target award for the year of termination based on the number of days he was employed in the year in which his

2

employment terminates. In addition, if at any time following August 1, 2006 Interpublic terminates Mr. Mergenthaler’s employment other than for “cause” or Mr. Mergenthaler terminates his employment for “good reason”, the Initial Equity Awards will vest in full.

If Mr. Mergenthaler’s employment terminates for any reason, he will not, for a period of 12 months following the termination of his employment, (a) solicit any employee of Interpublic or any of its subsidiaries to leave such employ to enter into his employ, or into the employ of any person or entity with which he is associated, (b) solicit or handle, on his own behalf or on behalf of any person or entity, the event marketing, public relations, advertising, sales promotion or market research business of any person or entity which is a client of Interpublic, or (c) accept any form of employment with any competitor of Interpublic.

Severance Agreement

Under the terms of the Severance Agreement, Mr. Mergenthaler is entitled to receive a cash severance payment if, within two years after a “change of control,” (i) his employment is terminated by Interpublic other than for “cause” (as defined in the Severance Agreement”) or (ii) he resigns for “good reason” (as defined in the Severance Agreement). The Severance Agreement provides that a “change of control” occurs if, among other occurrences: (a) any person (within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act on 1934, as amended (the “Exchange Act”)) other than Interpublic or any of its subsidiaries, becomes the beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act) of 30% or more of the combined voting power of Interpublic's then outstanding voting securities; (b) Interpublic’s stockholders approve an agreement to merge or consolidate with another corporation (other than a subsidiary of Interpublic) or an agreement to sell or dispose of all or substantially all of the business or assets of Interpublic; or (c) during any period of two consecutive years, individuals who, at the beginning of such period, constituted the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by Interpublic's stockholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

The severance payment to which Mr. Mergenthaler would be entitled under the Severance Agreement is equal to two times his average annual compensation during the two calendar years ended prior to the date of a change of control. In addition, he would be entitled to receive a partial annual bonus based on the bonus paid to him in the year preceding his termination of employment, prorated for the elapsed portion of the year in which employment was terminated. If Mr. Mergenthaler did not receive a bonus in the year immediately preceding the year in which his employment terminated, he would be entitled to receive an amount equal to the bonus paid to him during the second year preceding the year in which his employment terminated, multiplied by one plus the portion of the elapsed portion of the year in which his employment was terminated. The average compensation used in calculating the severance payment would be Mr. Mergenthaler’s taxable compensation plus any deferred compensation accrued during the two relevant years, but would not include any deferred compensation earned in prior years but paid during the two years and would not include any taxable compensation relating to any stock option or restricted stock plan of Interpublic.

3

The Severance Agreement also provides that if Mr. Mergenthaler's employment terminates in circumstances entitling him to a severance payment, he will, for a period of 18 months following the termination of his employment, neither (a) solicit any employee of Interpublic or any of its subsidiaries to leave such employ to enter into his employ, or into the employ of any person or entity with which he is associated, nor (b) solicit or handle, on his own behalf or on behalf of any person or entity with which he is associated, the advertising, public relations, sales promotion or market research business of any advertiser which was a client of Interpublic or any of its subsidiaries on the date his employment terminates.

The Severance Agreement gives Mr. Mergenthaler an option to limit payment under the Agreement to such sum as would avoid subjecting him to the excise tax imposed by Section 4999 of the Internal Revenue Code.

In addition, under the Severance Agreement, sums previously deferred by Mr. Mergenthaler under his Employment Agreement, other deferred compensation agreements and the Management Incentive Compensation Plans of Interpublic and its subsidiaries would become payable within 30 days following a change of control if he so elects at any time prior to the change of control. Finally, Interpublic is required to pay all legal fees and expenses that Mr. Mergenthaler may incur as a result of Interpublic’s contesting the validity, enforceability or Mr. Mergenthaler’s interpretation of, or determinations under, the Severance Agreement, and to provide Mr. Mergenthaler with an irrevocable letter of credit in the amount of $100,000 to be used for such expenses on the earlier to occur of 30 days after Mr. Mergenthaler so requests, or the occurrence of a change of control.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 19, Interpublic issued a press release (the “Press Release”), a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein, announcing that, as of August 1, 2005, Mr. Mergenthaler, 44, will become the Chief Financial Officer of Interpublic.

Most recently, Mr. Merghenthaler was Executive Vice President and Chief Financial Officer of Columbia House Company. Prior to joining Columbia House Company in 2002, Mr. Mergenthaler served as Senior Vice President and Deputy Chief Financial Officer for Vivendi Universal from 2001-2002, and worked in various positions at The Seagram Company from 1996-2001, including Assistant Treasurer, Controller and, ultimately, Senior Vice President and Chief Accounting Officer. Prior to joining The Seagram Company, Mr. Mergenthaler was a partner at Price Waterhouse.

The terms of Mr. Mergenthaler’s employment and compensation with Interpublic during his service as Chief Financial Officer are described above under Item 1.01.

Item 9.01. Exhibits

Exhibit 10.1 Employment Agreement of Frank Mergenthaler (filed pursuant to Item 1.01)

4

Exhibit 10.2 Executive Severance Agreement of Frank Mergenthaler (filed pursuant to Item 1.01)

Exhibit 99.1 Press Release, dated July 19, 2005

5

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE INTERPUBLIC GROUP OF COMPANIES, INC.

Date: July 19, 2005	By: /s/ Nicholas J. Camera

  Nicholas J. Camera

  Senior Vice President, General Counsel

  and Secretary

6